UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane,Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1623

N/A

(Former name or former address, if changed since last report.)

With a copy to:
Philip Magri, Esq.
The Magri Law Firm, PLLC
11 Broadway, Suite 615
New York, NY 10004
T: (646) 502-5900
F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2013, Pan Global, Corp., a Nevada corporation (the “Company”), through its subsidiary, Pan Asia Infratech Corp., a Nevada corporation (“Pan Asia”), entered into a lease agreement (the “Lease Agreement”) with Bakhshish Gurm (the “Landlord”) pursuant to which Pan Asia has agreed to lease a certain five-acre parcel of land located at Village Mahal Khurd, District SBS Nagar, Punjab, India for an initial term of ten years, commencing on October 15, 2013 until October 14, 2023, for the sole permitted purpose of building and operating a greenhouse growing facility (the “Facility”).

The rent under the Lease Agreement is (i) $7,000 per year payable as follows: (x) a prepayment of $50,000 in shares of Series D Convertible Preferred Stock of the Company, amortized in equal annual $5,000 installments over the initial ten year term of the Lease Agreement and (y) $2,000 per year, payable in cash in two equal semi-annual payments; and (ii) 10% of the net profits of the Facility, calculated in accordance with GAAP (generally acceptable accounting principles), payable within 90 days of the end of each fiscal year. Pursuant to the Lease Agreement, the shares of Series D Convertible Preferred Stock and $2,000 for the first year are due and payable upon the full execution of the Lease Agreement.

The Lease Agreement is renewable by mutual written consent for a term of five years based upon a fixed annual rent of $25,000, payable semi-annually, and 20% of net profits of the Facility, calculated in accordance with GAAP.

The Lease Agreement is field as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The foregoing summary of the Lease Agreement is qualified in its entirety by the Lease Agreement filed herewith.

Item 3.02 Unregistered Sales of Equity Securities.

On October 16, 2013, the Company issued an aggregate of 50,000 shares of Series D Convertible Preferred Stock to the Landlord as a prepayment of rent due under the Lease Agreement disclosed under Item 1.01 of this Form 8-K. The Company issued the shares pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available under Section 4(a)(2) promulgated under the Securities Act due to the fact that the issuance was isolated and did not involve a public offering of securities. The Company also relied on Regulation S due to the fact that the Landlord is not a U.S. Person.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2013, the Company filed a Certificate of Designation, Powers, Preferences and Rights (the “Certificate of Designation”) with the Nevada Secretary of State for the purposes of establishing a series of preferred stock, designated as the Company’s “Series D Convertible Preferred Stock,” from the Company’s remaining 9,999,900 shares of authorized “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Certificate of Designation was effective upon filing.

The Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Company’s Series D Convertible Preferred Stock, including, but not limited to, the following:

●	Number of Shares and Stated Value. The class of Series D Convertible Preferred Stock consists of five million (5,000,000) shares of the Company’s Preferred Stock with a stated value of $1.00 per share (the “Stated Value”).

●	Conversion. Each holder (“Holder”) of Series D Convertible Preferred Stock shall have the right, at such Holder’s option, at any time or from time to time from and after the day immediately following the date the Series D Convertible Preferred Stock is first issued, to convert each share of Series D Convertible Preferred Stock into one (1) fully-paid and non-assessable share of Common Stock of the Company.

●	Redemption. The Company may, at the Company’s option, at any time or from time to time from and after the day immediately following the date the Series D Convertible Preferred Stock is first issued, redeem all or any portion of, on a pro rata basis, the outstanding shares of Series D Convertible Preferred Stock for the Stated Value:

●	The Company shall deliver to the Holders of the outstanding Series D Convertible Preferred Stock a written irrevocable redemption notice (the “Redemption Notice”) indicating the amount of shares of Series D Convertible Preferred Stock intended to be so redeemed and the date on which such redemption shall be made (the “Redemption Date”). Such Redemption Notice shall be delivered to the Holders of the Series D Convertible Preferred Stock at least fifteen (15) business days prior to the Redemption Date.

●	Upon receipt of any Redemption Notice, each Holder of the Series D Convertible Preferred Stock shall then have the option (by notifying the Company in writing within ten (10) business days of receipt of the Redemption Notice) to accept the Stated Value in cash or elect to convert not less than all of such Holder’s shares of Series D Convertible Preferred Stock pursuant to the terms and conditions set forth herein.

●	Rank. The Series D Convertible Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Company and (ii) senior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holder(s) of Series D Convertible Preferred Stock).

●	Liquidation Preference. Except as otherwise provided by the Nevada Business Corporation Act or elsewhere in the Certificate of Designation, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Holders of shares of the Series D Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value.

●	Dividends. The Holders of shares of Series D Convertible Preferred Stock shall not be entitled to receive any dividends.

●	Voting. The Holders of the Series D Convertible Preferred Stock shall vote only on a share for share basis with the Company’s Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Business Corporation Act. To the extent that under the Nevada Business Corporation Act the vote of the Holders of the Series D Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series D Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series D Convertible Preferred Stock (except as otherwise may be required under the Nevada Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Nevada Business Corporation Act, Holders of the Series D Convertible Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Convertible Preferred Stock shall be entitled to one (1) vote.

The Certificate of Designation for the Series D Convertible Preferred Stock is field as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein. The foregoing summary of the Certificate of Designation is qualified in its entirety by the Certificate of Designation filed herewith.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the Lease Agreement described in under Item 1.01 above, on October 11, 2013, the Company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of the Series D Convertible Preferred Stock filed with the Nevada Secretary of State on October 16, 2013

10.1	Lease Agreement, dated October 11, 2013, by and between Bakhshish Gurm, as the landlord, and Pan Asia Infratech Corp., as tenant

99.1	Unaudited Pro-Forma Consolidated Financial Statements as of June 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAN GLOBAL, CORP.

Dated: October 17, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)